Exhibit 5.1

September 23, 2005

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

I am Senior Counsel of PPL Services Corporation, a wholly-owned subsidiary of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), and, as such, am familiar with the affairs of the Company.

With respect to the registration statement (the “Registration Statement”) on Form S-3D to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of 6,873,644 shares of its Common Stock, par value $0.01 per share (the “Shares”), to be purchased from time to time by participants under a Dividend Reinvestment Plan (the “Plan”), I wish to advise you as follows:

I am of the opinion that the Company is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

I am further of the opinion that the Shares to be purchased in the open market or from participants in the Plan have been legally issued and are fully paid and nonassessable and that, when such Shares have been issued and sold and the purchase price paid therefor, any newly issued Shares to be purchased through the Plan will be legally issued, fully paid and nonassessable.

I have reviewed those statements of law and legal conclusions stated to be made upon my authority in the Registration Statement and, in my opinion, such statements are correct.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and in the Prospectus constituting a part thereof under the caption “Validity of Common Stock”. I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett LLP, filed as Exhibit 5.2 to the Registration Statement.

Very truly yours,

/s/    THOMAS D. SALUS